SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 12, 2012

RED METAL RESOURCES LTD.
(Exact name of registrant as specified in Charter)

Nevada	000-52055	20-2138504
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

195 Park Avenue
Thunder Bay
Ontario, Canada P7B 1B9
(Address of Principal Executive Offices)

807-345-7384
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[  ] Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On April 12, 2012 Red Metal Resources Ltd. (the “Company”) entered into Securities Purchase Agreements with Amir Vahabzadeh and Jonathan Davidson to complete a private offering of units.  The price per unit was $0.45 and the Company sold a total of 267,335 units, raising a total of $120,301.  The units consist of common stock and a warrant for the purchase of an equal number of shares of common stock.  The term of the warrants is two years and the exercise price is $0.65 per share.  The securities were not registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.  The Company relied on Regulation S in issuing the securities.

Item 3.02                      Unregistered Sales of Equity Securities

Please see the information included in Item 1.01, which is incorporated by reference.

Item 9.01                      Financial Statements and Exhibits

Exhibit 10.1	Form of Securities Purchase Agreement
Exhibit 10.2	Form of Warrant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 12, 2012
RED METAL RESOURCES LTD.

By:	/s/ Caitlin Jeffs
Caitlin Jeffs Chief Executive Officer and President